Exhibit 99



TD Banknorth Inc. to Present at the Merrill Lynch 2006 Banking & Financial Services Investor Conference in New York

PORTLAND, Maine-November 8, 2006--TD Banknorth Inc. (NYSE: BNK) announced today that Peter J. Verrill, Vice Chairman and Chief Operating Officer, will present at the Merrill Lynch 2006 Banking & Financial Services Investor Conference at the Pierre Hotel, Two East 61st Street, New York City, New York at 8:00 a.m. on Thursday, November 16, 2006.

A live audio only webcast of the Merrill Lynch 2006 Banking & Financial Services Investor Conference will be available at http://www.veracast.com/ml/banking06/enter_MLX.cfm or from the TD Banknorth website at http://www.tdbanknorth.com/investorrelations. A replay of the webcast will be available from the TD Banknorth website for a period of at least 30 days.

About TD Banknorth Inc.

TD Banknorth Inc. is a leading banking and financial services company headquartered in Portland, Maine and a majority-owned subsidiary of TD Bank Financial Group. At September 30, 2006, TD Banknorth had $40 billion of total consolidated assets and provided financial services to nearly 1.6 million households in the Northeast. TD Banknorth's banking subsidiary, TD Banknorth, N.A., operates banking divisions in Connecticut, Maine, Massachusetts, New Hampshire, New Jersey, New York, Pennsylvania and Vermont. TD Banknorth and TD Banknorth, N.A. also operate subsidiaries and divisions in insurance, wealth management, merchant services, mortgage banking, government banking, private label credit cards, insurance premium financing and other financial services and offers investment products in association with PrimeVest Financial Services, Inc. The TD Banknorth common stock trades on the New York Stock Exchange under the symbol "BNK". For more information, visit http://www.TDBanknorth.com.

Source: TD Banknorth Inc.

Jeff Nathanson, 207-761-8517